SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
 Act of 1934


Date of Report (Date of earliest event reported):
 September 29, 2003



                  SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

	Colorado		  001-13458     	      84-0920811
     (State or other    (Commission		   (I.R.S. Employer
      jurisdiction	 File Number)	    Identification No.)
      of incorporation)


          4880 Havana Street, Denver, CO        80239
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860









Total pages:    2



Item 5.  Other Events.

	Atchison Investments Ltd. has filed with the Securities and Exchange Commission and provided to Scott's Liquid Gold-Inc. (the "Company") a Schedule 13D concerning its ownership of more than 5% of the Company's common stock. According to this
Schedule 13D, Gregory Butcher is the managing and controlling member of Atchison Investments Ltd. To the Company's knowledge, Mr. Butcher is also the principal owner and the controlling owner of Montagne Jeunesse, a trading division of Medical Express (U.K.) Ltd. The Company has a Sales Distribution Rights Agreement with Montagne Jeunesse under which the Company sells Montagne Jeunesse sachets and related products.







SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.



						Scott's Liquid Gold-Inc.
					      (Registrant)



Date:  September 29, 2003	By:	/s/ Mark E. Goldstein
						Mark E. Goldstein
						President and Chief Executive
						 Officer